Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2023 First Quarter Results
Total Revenues of $505.1M, up 16% Year Over Year;
Subscription Services Revenues of $402.6M, up 18% Year Over Year

PLEASANTON, CA - June 1, 2022 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its first quarter ended April 30, 2022.
“It was a great quarter of innovation and deepening our strategic partnership with the industry,” said CEO Peter Gassner. “We announced major new innovations, advanced in key areas that will have very positive impacts over the long term, and got the industry back together in person at Veeva Summit. Thanks to our customers for the energy and ideas as we challenge each other in our work to improve the lives of patients.”
Fiscal 2023 First Quarter Results:
•Revenues: Total revenues for the first quarter were $505.1 million, up from $433.6 million one year ago, an increase of 16% year over year. Subscription services revenues for the first quarter were $402.6 million, up from $341.1 million one year ago, an increase of 18% year over year.
•Operating Income and Non-GAAP Operating Income(1): First quarter operating income was $127.7 million, compared to $128.4 million one year ago, a decrease of 1% year over year. Non-GAAP operating income for the first quarter was $199.6 million, compared to $181.4 million one year ago, an increase of 10% year over year.
•Net Income and Non-GAAP Net Income(1): First quarter net income was $100.1 million, compared to $115.6 million one year ago, a decrease of 13% year over year. Non-GAAP net income for the first quarter was $159.8 million, compared to $146.9 million one year ago, an increase of 9% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the first quarter, fully diluted net income per share was $0.62, compared to $0.71 one year ago, while non-GAAP fully diluted net income per share was $0.99, compared to $0.91 one year ago.
“We are starting the year with a strong first quarter and have crossed the $2 billion revenue run rate mark,” said CFO Brent Bowman. “Our multiple engines of long-term growth and innovation will continue to fuel strong expansion and customer success well into the future.”
Recent Highlights:
•Continued Strength and Growing Opportunity in Veeva Development Cloud — Progress to establish Veeva Development Cloud as the operating system for the product life cycle continued in the quarter. Partnering on this vision, in Q1 a top 20 pharma selected twelve Development Cloud products across clinical, quality, and regulatory as their enterprise standard. Product excellence and customer success are fueling expansion across the customer base and as of Q1, now more than 350 customers have at least two Development Cloud applications. With a long tail of growth ahead, the company is just 15% penetrated in the current $7 billion total addressable market opportunity on the R&D side.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc."	1

•Veeva Link Expands with New Applications for Real-time Intelligence — Veeva Link expands with four new data applications for commercial and medical teams. This expansion reflects the growing impact and potential of Veeva Link as the platform matures into a powerful foundation to build high-value data applications with speed and quality. Veeva Link also continued its strong growth with new customer wins as well as major enterprise expansions in the quarter.
•Innovating in Data with a Common Architecture for the Industry — With a long-term commitment to bringing better data to the industry, all on a common data architecture, the company announced Veeva Data Cloud, as the overall brand for its growing family of data applications. This includes Veeva OpenData for customer reference data, Veeva Link for real-time intelligence, and Veeva Compass patient, prescriber, and sales data for the U.S. market. With better data on common data architecture sales, medical, and marketing teams can work together in a more coordinated, customer-centric, and compliant way.
•Advancing the Industry to Commercial Excellence — Its first in-person summit of the year, the company brought together more than 1,400 attendees for Veeva Commercial Summit in Boston in early May. One of the largest commercial life sciences gatherings in the world, the event was an important forum for innovation and connection and key to advancing the industry toward commercial excellence. Veeva Summits are fundamental to Veeva’s role as a strategic partner in bringing the industry together, fuel Veeva product excellence, and drive customer success.
Financial Outlook:
Veeva is providing guidance for its fiscal second quarter ending July 31, 2022 as follows:
•Total revenues between $529 and $531 million.
•Non-GAAP operating income between $201 and $203 million(2).
•Non-GAAP fully diluted net income per share between $1.00 and $1.01(2).
Veeva is providing updated guidance for its fiscal year ending January 31, 2023 as follows:
•Total revenues between $2,165 and $2,175 million.
•Non-GAAP operating income of about $835 million(2).
•Non-GAAP fully diluted net income per share of approximately $4.16(2).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, June 1, 2022, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2023 First Quarter Results Conference Call
When:	Wednesday, June 1, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz

Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2022 or fiscal year ending January 31, 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense and amortization of purchased intangibles. The effect of these excluded items may be significant.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance provided as of June 1, 2022 about Veeva's expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including as a result of competitive factors, customer decisions and priorities, events that impact the life sciences industry, issues related to the security or performance of our products, the pandemic, issues that impact our ability to hire, retain and adequately compensate talented employees, and general macroeconomic and geopolitical events (including inflationary pressures and impacts related to Russia’s invasion of Ukraine). We have summarized what we believe are the principal risks to our business in a section titled "Summary of Risk Factors" on pages 13 and 14 in our filing on Form 10-K for the fiscal year ended January 31, 2022, which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-K and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,239,998	$1,138,040
Short-term investments	1,598,555	1,238,064
Accounts receivable, net	329,677	631,134
Unbilled accounts receivable	61,971	63,266
Prepaid expenses and other current assets	45,094	36,679
Total current assets	3,275,295	3,107,183
Property and equipment, net	53,816	54,495
Deferred costs, net	30,192	33,106
Lease right-of-use assets	48,887	49,640
Goodwill	439,877	439,877
Intangible assets, net	97,194	101,940
Deferred income taxes	40,674	5,097
Other long-term assets	25,287	25,127
Total assets	$4,011,222	$3,816,465

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,404	$20,348
Accrued compensation and benefits	33,214	33,834
Accrued expenses and other current liabilities	33,931	36,109
Income tax payable	50,984	7,761
Deferred revenue	723,721	731,746
Lease liabilities	11,606	10,981
Total current liabilities	878,860	840,779
Deferred income taxes	1,725	2,216
Lease liabilities, noncurrent	42,462	43,607
Other long-term liabilities	19,900	18,226
Total liabilities	942,947	904,828
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,265,323	1,196,547
Accumulated other comprehensive loss	(24,211)	(11,958)
Retained earnings	1,827,161	1,727,046
Total stockholders’ equity	3,068,275	2,911,637
Total liabilities and stockholders’ equity	$4,011,222	$3,816,465

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2022	2021
Revenues:
Subscription services(3)	$402,632	$341,119
Professional services and other(4)	102,470	92,454
Total revenues	505,102	433,573
Cost of revenues(5):
Cost of subscription services	58,953	51,217
Cost of professional services and other	80,562	64,919
Total cost of revenues	139,515	116,136
Gross profit	365,587	317,437
Operating expenses(5):
Research and development	113,475	83,226
Sales and marketing	76,115	64,610
General and administrative	48,325	41,155
Total operating expenses	237,915	188,991
Operating income	127,672	128,446
Other income, net	2,709	4,564
Income before income taxes	130,381	133,010
Provision for income taxes	30,266	17,443
Net income	$100,115	$115,567
Net income per share:
Basic	$0.65	$0.76
Diluted	$0.62	$0.71
Weighted-average shares used to compute net income per share:
Basic	154,514	152,444
Diluted	161,928	162,213
Other comprehensive income:
Net change in unrealized loss on available-for-sale investments	$(10,999)	$(1,086)
Net change in cumulative foreign currency translation loss	(1,254)	(2,213)
Comprehensive income	$87,862	$112,268

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions(6)	$227,724	$207,845
Veeva R&D Solutions(6)	174,908	133,274
Total subscription services	$402,632	$341,119

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions(6)	$43,321	$43,598
Veeva R&D Solutions(6)	59,149	48,856
Total professional services and other	$102,470	$92,454
(6) Certain prior period product revenues have been adjusted to match current period presentation.

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,277	$906
Cost of professional services and other	9,990	7,422
Research and development	25,823	16,837
Sales and marketing	16,893	11,555
General and administrative	13,151	11,769
Total stock-based compensation	$67,134	$48,489

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2022	2021
Cash flows from operating activities
Net income	$100,115	$115,567
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,058	6,628
Reduction of operating lease right-of-use assets	2,948	2,827
Accretion of discount on short-term investments	1,056	1,542
Stock-based compensation	67,134	48,489
Amortization of deferred costs	5,993	6,355
Deferred income taxes	(32,432)	5,242
(Gain) loss on foreign currency from mark-to-market derivative	(582)	431
Bad debt (recovery) expense	(25)	159
Changes in operating assets and liabilities:
Accounts receivable	301,482	301,732
Unbilled accounts receivable	1,295	(4,161)
Deferred costs	(3,079)	(4,290)
Other current and long-term assets	(7,563)	2,737
Accounts payable	5,121	(6,794)
Accrued expenses and other current liabilities	(2,336)	6,967
Income taxes payable	43,223	3,709
Deferred revenue	(7,471)	(8,176)
Operating lease liabilities	(2,031)	(2,748)
Other long-term liabilities	1,121	2,169
Net cash provided by operating activities	481,027	478,385
Cash flows from investing activities
Purchases of short-term investments	(572,344)	(256,938)
Maturities and sales of short-term investments	196,190	221,645
Long-term assets	(2,333)	(2,656)
Net cash used in investing activities	(378,487)	(37,949)
Cash flows from financing activities
Changes in lease liabilities - finance leases	—	(286)
Proceeds from exercise of common stock options	16,291	17,091
Taxes paid related to net share settlement of equity awards	(14,999)	—
Net cash provided by financing activities	1,292	16,805
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,874)	(2,765)
Net change in cash, cash equivalents, and restricted cash	101,958	454,476
Cash, cash equivalents, and restricted cash at beginning of period	1,141,225	731,712
Cash, cash equivalents, and restricted cash at end of period	$1,243,183	$1,186,188

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$4,907	$17,451

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefit. Excess tax benefit from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefit for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefit when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefit, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2022	2021
Net cash provided by operating activities on a GAAP basis	$481,027	$478,385
Excess tax benefits from employee stock plans	(4,907)	(17,451)
Net cash provided by operating activities on a non-GAAP basis	$476,120	$460,934

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2022	2021
Cost of subscription services revenues on a GAAP basis	$58,953	$51,217
Stock-based compensation expense	(1,277)	(906)
Amortization of purchased intangibles	(1,090)	(895)
Cost of subscription services revenues on a non-GAAP basis	$56,586	$49,416

Gross margin on subscription services revenues on a GAAP basis	85.4%	85.0%
Stock-based compensation expense	0.3	0.3
Amortization of purchased intangibles	0.3	0.3
Gross margin on subscription services revenues on a non-GAAP basis	86.0%	85.5%

Cost of professional services and other revenues on a GAAP basis	$80,562	$64,919
Stock-based compensation expense	(9,990)	(7,422)
Amortization of purchased intangibles	(134)	(134)
Cost of professional services and other revenues on a non-GAAP basis	$70,438	$57,363

Gross margin on professional services and other revenues on a GAAP basis	21.4%	29.8%
Stock-based compensation expense	9.8	8.0
Amortization of purchased intangibles	0.1	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	31.3%	38.0%

Gross profit on a GAAP basis	$365,587	$317,437
Stock-based compensation expense	11,267	8,328
Amortization of purchased intangibles	1,224	1,029
Gross profit on a non-GAAP basis	$378,078	$326,794

Gross margin on total revenues on a GAAP basis	72.4%	73.2%
Stock-based compensation expense	2.2	1.9
Amortization of purchased intangibles	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	74.8%	75.4%

Research and development expense on a GAAP basis	$113,475	$83,226
Stock-based compensation expense	(25,823)	(16,837)
Amortization of purchased intangibles	(28)	(28)
Research and development expense on a non-GAAP basis	$87,624	$66,361

Sales and marketing expense on a GAAP basis	$76,115	$64,610
Stock-based compensation expense	(16,893)	(11,555)
Amortization of purchased intangibles	(3,439)	(3,317)
Sales and marketing expense on a non-GAAP basis	$55,783	$49,738

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2022	2021

General and administrative expense on a GAAP basis	$48,325	$41,155
Stock-based compensation expense	(13,151)	(11,769)
Amortization of purchased intangibles	(55)	(55)
General and administrative expense on a non-GAAP basis	$35,119	$29,331

Operating expense on a GAAP basis	$237,915	$188,991
Stock-based compensation expense	(55,867)	(40,161)
Amortization of purchased intangibles	(3,522)	(3,400)
Operating expense on a non-GAAP basis	$178,526	$145,430

Operating income on a GAAP basis	$127,672	$128,446
Stock-based compensation expense	67,134	48,489
Amortization of purchased intangibles	4,746	4,429
Operating income on a non-GAAP basis	$199,552	$181,364

Operating margin on a GAAP basis	25.3%	29.6%
Stock-based compensation expense	13.3	11.2
Amortization of purchased intangibles	0.9	1.0
Operating margin on a non-GAAP basis	39.5%	41.8%

Net income on a GAAP basis	$100,115	$115,567
Stock-based compensation expense	67,134	48,489
Amortization of purchased intangibles	4,746	4,429
Income tax effect on non-GAAP adjustments(7)	(12,209)	(21,602)
Net income on a non-GAAP basis	$159,786	$146,883

Diluted net income per share on a GAAP basis	$0.62	$0.71
Stock-based compensation expense	0.41	0.30
Amortization of purchased intangibles	0.03	0.03
Income tax effect on non-GAAP adjustments(7)	(0.07)	(0.13)
Diluted net income per share on a non-GAAP basis	$0.99	$0.91
________________________
(7) For the three months ended April 30, 2022 and 2021, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10